As filed with the Securities and Exchange Commission on February 3, 2005

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0901840 (I.R.S. Employer Identification No.)

40 West Highland Park Drive NE Hutchinson, Minnesota 55350 (Address of Principal Executive Offices)	55350 (Zip Code)

Amended and Restated Hutchinson Technology Incorporated 1996 Incentive Plan
(Full Title of the Plan)

John A. Ingleman
Vice President and Chief Financial Officer
Hutchinson Technology Incorporated
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350
(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (320) 587-3797

Copies to:
Peggy Steif Abram
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
(612) 766-7000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities To Be	Amount To Be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $.01 par value	1,250,000	$34.08	$42,600,000	$5,015

(1)	This Registration Statement also will cover any additional shares of Common Stock that become issuable under the Hutchinson Technology Incorporated 1996 Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq National Market on January 28, 2005.

HUTCHINSON TECHNOLOGY INCORPORATED

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Hutchinson Technology Incorporated Amended and Restated 1996 Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements previously filed with the Securities and Exchange Commission relating to the Plan (File Nos. 333-33165 and 333-103076) are incorporated by reference herein.

PART II

Item 8. Exhibits.

3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002 (File No. 000-14709) filed with the Securities and Exchange Commission on February 7, 2003)

3.2	Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2004 (File No. 000-14709) filed with the Securities and Exchange Commission on August 9, 2004)

5	Opinion of Faegre & Benson LLP, counsel for the Registrant

10	Hutchinson Technology Incorporated Amended and Restated 1996 Incentive Plan (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-14709) filed with the Securities and Exchange Commission on December 16, 2004)

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

23.2	Consent of Independent Registered Public Accounting Firm

24	Powers of Attorney (included with signatures to this Registration Statement)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hutchinson, State of Minnesota on the 3rd day of February, 2005.

Hutchinson Technology Incorporated
By /s/ John A. Ingleman
John A. Ingleman
Vice President and Chief Financial Officer

POWER OF ATTORNEY

     We, the undersigned officers and directors of Hutchinson Technology Incorporated, hereby severally constitute Wayne M. Fortun, John A. Ingleman and W. Thomas Brunberg, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hutchinson Technology Incorporated to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on February 3, 2005 by the following persons in the capacities indicated:

Name	Title

/s/ Wayne M. Fortun Wayne M. Fortun Principal Executive Officer	President, Chief Executive Officer and Director

/s/ John A. Ingleman John A. Ingleman Principal Financial and Accounting Officer	Vice President and Chief Financial Officer

/s/ W. Thomas Brunberg W. Thomas Brunberg	Director

/s/ Archibald Cox, Jr. Archibald Cox, Jr.	Director

/s/ Jeffrey W. Green Jeffrey W. Green	Director

/s/ Russell Huffer Russell Huffer	Director

/s/ R. Frederick McCoy, Jr. R. Frederick McCoy, Jr.	Director

/s/ William T. Monahan William T. Monahan	Director

/s/ Richard B. Solum Richard B. Solum	Director

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INDEX TO EXHIBITS

No.	Description	Manner of Filing
3.1	Amended and Restated Articles of Incorporation of the Registrant.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002 (File No. 000-14709) filed with the Securities and Exchange Commission on February 7, 2003

3.2	Restated By-Laws of the Registrant.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2004 (File No. 000-14709) filed with the Securities and Exchange Commission on August 9, 2004

5	Opinion of Faegre & Benson LLP, counsel for the Registrant.	Filed Electronically

10	Hutchinson Technology Incorporated Amended and Restated 1996 Incentive Plan.	Incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-14709) filed with the Securities and Exchange Commission on December 16, 2004

23.1	Consent of Faegre & Benson LLP.	Contained in Exhibit 5 to this Registration Statement

23.2	Consent of Independent Registered Public Accounting Firm.	Filed Electronically

24	Powers of Attorney.	Included with signatures to this Registration Statement

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